Exhibit 5.1

lawyers@saul.com www.saul.com

October 29, 2008

First Chester County Corporation

9 North High Street

West Chester, PA 19380

RE:         First Chester County Corporation – Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to First Chester County Corporation, a Pennsylvania corporation (the “Company”), in connection with the filing of a registration statement on Form S-4 and any amendments thereto (the “Registration Statement”), to be filed with the Securities and Exchange Commission, covering the registration under the Securities Act of 1933, as amended (the “Securities Act”) of up to 1,055,625 shares of common stock, par value $1.00 per share (“Common Stock”).

We have examined the Registration Statement and such records, certificates and other documents as we have deemed necessary or appropriate for the purposes of this opinion.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents submitted to us as copies thereof.

On the basis of the foregoing and in reliance thereon, it is our opinion that the Company’s Common Stock covered by the Registration Statement has been duly authorized and, when issued in accordance with the terms, conditions and provisions described in the Registration Statement, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Company’s Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the proxy statement/prospectus contained therein.  In giving this consent, we do not admit that we

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BALTIMORE     CHESTERBROOK     HARRISBURG     NEWARK     PHILADELPHIA     PRINCETON     WASHINGTON     WILMINGTON

A DELAWARE LIMITED LIABILITY PARTNERSHIP

come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Saul Ewing LLP
SAUL EWING LLP